Exhibit 99.2(n)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 28, 2025, with respect to the financial statements and financial highlights of abrdn World Healthcare Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Base Prospectus and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

May 15, 2026